Exhibit 10.16.4

Amendment No. 1 to

ATHENE HOLDING LTD.,

2014 SHARE INCENTIVE PLAN

WHEREAS, the Board of Directors of Athene Holding Ltd., a Bermuda exempted company limited by shares (the “Company”) desires to approve this amendment (this “Amendment”) to the 2014 SHARE INCENTIVE PLAN (the “Plan”) to enable Athene Asset Management Company, L.P., a Cayman Islands exempted limited partnership and any successor entity or new entity that performs similar functions for the Company and its Subsidiaries (the “Asset Management Company”), to participate in the Plan for the benefit of its employees, directors or consultants;

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and with the intent to be legally bound, the parties hereby agree as follows:

1.	All capitalized terms used and not otherwise defined in this Amendment are used herein as defined in the Plan.

2.	The following sentence shall be inserted immediately succeeding the first sentence of Article IV of the Plan:

“To effectuate the grant of Awards to employees or directors or consultants to the Asset Management Company, Awards may be granted to the Asset Management Company for allocation by the Asset Management Company to such employees, directors or consultants.”

3.	This Amendment shall become effective as of the date hereof.

4.	This Amendment shall not constitute an amendment or waiver of any other provision of the Plan not expressly referred to herein. Except as expressly amended hereby, the provisions of the Plan are and shall remain in full force and effect.

5.	All questions concerning the construction, interpretation and validity of this Amendment, the Plan and the instruments evidencing the Awards granted thereunder shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Amendment, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

6.	From and after the date hereof, all references in the Plan to the Plan shall be deemed to be references to the Plan as modified by this Amendment.

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As adopted by the Board of Directors of ATHENE HOLDING LTD., on [                    ], 2014.

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